AXION POWER INTERNATIONAL, INC.
100 Caster Avenue
Vaughan, Ontario, Canada L4L 5Y9

FOR IMMEDIATE RELEASE

AXION ANNOUNCES MANAGEMENT RESTRUCTURING

VAUGHAN, ONTARIO - April 4, 2005 - Axion Power International, Inc. (OTC Bulletin Board: AXPW) announced today that it has restructured its management team to better respond to current and expected business conditions. In connection with the restructuring:

•	Thomas Granville, a founder and principal stockholder of the company has assumed the post of Chief Executive Officer;

•	Charles Mazzacato has been named President and Chief Operating Officer;

•	John Petersen has been appointed Chairman of the board of directors; and

•	Dr. Howard K. Schmidt has joined the board of directors replacing Mr. Mazzacato.

Tom Granville has served as the president of Gallagher Elevator Company, a New York company that specializes in the installation and maintenance of elevators, escalators, moving walkways and other building transportation products for the last 17 years. Mr. Granville was certified by the International Union of Elevator Constructors in 1969 and served for 10 years as the president of National Elevator Industry Inc., a trade association that represents elevator manufacturers and contractors. Mr. Granville has also served as the general partner of a number of real estate partnerships that owned multi-family housing, commercial real estate and a cable television company. Mr. Granville is a 1967 graduate of Canisus College.

Charles Mazzacato has 29 years of experience in commercial and industrial power systems engineering sales and marketing. From 1996 through 2003, he held various senior sales and marketing positions with Powerware, Inc., a global leader in the uninterruptible power supply and direct current power systems business. Mr. Mazzacato also served as chairman of Powerware’s global marketing council, providing leadership and strategic direction for Powerware’s $750 million sales and marketing effort. Previously, he served as Canadian national sales manager for the uninterruptible power supply group of Schneider Electric and as Canadian national sales manager for Emerson Electric. Mr. Mazzacato is a 1975 graduate of Ryerson Polytechnic Institute.

John Petersen is a member of the Texas Bar who lives in Switzerland and has been principally engaged in the practice of law for 25 years. Mr. Petersen practices in the fields of securities and corporate law where he focuses on the corporate finance and SEC compliance needs of entrepreneurial companies like Axion. Mr. Petersen is a 1976 graduate of the College of Business Administration at Arizona State University and a 1979 graduate of the Notre Dame Law School. Mr. Petersen was admitted to the State Bar of Texas in May 1980 and was licensed as a Certified Public Accountant in March 1981.

Dr. Howard K. Schmidt has served as the Executive Director of the Carbon Nanotechnologies Laboratory (the “CNL”) at Rice University in Houston, Texas since September 2003 and has agreed to serve as the Chairman of our technology committee. Dr. Schmidt is an expert in the field of carbon nanotechnology and single-wall carbon nanotubes, one of the most versatile materials on the nanotechnology horizon. At the CNL, Dr. Schmidt is responsible for developing and managing key federal and industrial relationships to drive emerging applications for carbon nanotubes. Before joining the CNL, Dr. Schmidt operated Stump Partners, a Houston-based consultancy firm and was involved in two Internet ventures. In 1989, Dr. Schmidt founded, Schmidt Instruments, Inc., a company that received the prestigious R&D 100 Award from Research and Development Magazine in 1989; changed its name to SI Diamond Technologies, Inc.

and conducted an initial public offering in 1992; and recently changed its name to Nano-Proprietary, Inc. (OTCBB: NNPP). Dr. Schmidt brings 17 years of experience in technology start-ups, research and development, government contracting and alliance building to our board. Dr. Schmidt has earned two degrees from Rice University (BS-Electrical Engineering, 1980 and PhD-Chemistry, 1986).

Commenting on the restructuring, Mr. Granville said: “We have made tremendous progress over the last 18 months. Our e3 SupercellsTM have shown an extraordinary combination of supercapacitor and battery characteristics in joint laboratory tests that we’ve conducted in-house with our development partner. Based on our in-house results, we believe our e3 Supercell technology represents an enabling platform technology for efficient and economical energy storage systems. We expect to announce the details of our planned third-party testing program within 30 to 60 days. Starting this fall, we plan to begin production of a series of application prototypes that are designed for the particular needs of our target markets including UPS systems, DC power systems Hybrid Electric Vehicle power systems and short-term energy storage solutions for utilities.”

Mr. Granville continued: “As Axion enters a new stage in its corporate evolution, we need to assemble a management team that can finance our growth and effectively develop new products. Our restructuring will free Charles up to focus on building power industry relationships; crafting strategic alliances and providing a user oriented focus for our product development group. Moving John into the chairman’s position will expand our contacts, relationships and credibility in the European market while freeing me up to focus on the overall management of our company. Adding Dr. Schmidt to our board of directors and technology committee is expected to add a new dimension to our product development work. Over the next several months, we expect to add depth to our development team and announce a number of new specialists with the experience we need to introduce a new class of high performance devices to help balance the power equation and prove that using our reliable e3 Supercell is like having power in the bank!”

About Axion Power International.

Axion is developing a new technology for supercapacitive hybrid electrical energy storage devices that it calls e3 Supercell. Instead of using two lead electrodes like a conventional lead-acid battery, e3 Supercells replace the lead-based negative electrodes with nanoporous carbon electrodes. The result is a new class of energy storage device that offers both battery and supercapacitor performance characteristics and has a much longer service life. Axion believes its e3 Supercells may offer a cost-effective alternative to conventional lead-acid batteries that will:

•	Charge three to five times faster;

•	Offer three to four times as many charge/discharge cycles in deep discharge applications;

•	Withstand repetitive 90% depth of discharge without significant loss of performance; and

•	Require minimal maintenance.

Initially, Axion plans to focus on developing e3 Supercells for uninterruptible power supplies and DC power systems for communications networks. Its second target market will be energy storage and buffering systems for alternative and conventional grid-connected electric utilities. Its third target market will be high performance power systems for hybrid automobiles. Axion may also develop specialized e3 Supercells for a variety of industrial and consumer products including forklifts, wheelchairs and golf carts.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

Certain statements in this Press Release are "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For a detailed description of the risk factors and uncertainties affecting the Company, please refer to our current and future filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.

For further information, please visit www.axionpower.com or contact:

Nazia Khan, Corporate Communications
Axion Power International. 905-264-1991
nkhan@axionpower.com